            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------  --------------------------------------------------------------
                                GIVE THE                                                        GIVE THE EMPLOYER
  FOR THIS TYPE OF ACCOUNT:     SOCIAL SECURITY                 FOR THIS TYPE OF ACCOUNT:       IDENTIFICATION
                                NUMBER OF --                                                    NUMBER OF --
--------------------------------------------------------------  --------------------------------------------------------------
1. An individual's account      The individual                  9. A valid trust, estate, or    The legal entity (Do not
                                                                   pension trust                furnish the identifying number
                                                                                                of the personal representative
                                                                                                or trustee unless the legal
                                                                                                entity itself is not
                                                                                                designated in the account
                                                                                                title.)(5)
2. Two or more individuals      The actual owner of the         10. Corporate account           The corporation
   (joint account)              account or, if combined funds,
                                the first individual on the
                                account(1)
3. Husband and wife (joint      The actual owner of the         11. Religious, charitable, or   The organization
   account)                     account or, if joint funds,         education organization
                                either person(1)
4. Custodian account of a       The minor(2)                    12. Partnership account held    The partnership
   minor (Uniform Gift to                                           in the name of the
   Minors Act)                                                      business
5. Adult and minor (joint       The adult or, if the minor is   13. Association, club, or       The organization
   account)                     the only contributor, the           other tax- exempt
                                minor(1)                            organization
6. Account in the name of       The ward, minor, or             14. A broker or registered      The broker or nominee
   guardian or committee for    incompetent person(3)               nominee
   a designated ward, minor,
   or incompetent person
7. a. The usual revocable       The grantor-trustee(1)          15. Account with the            The public entity
      savings trust account                                         Department of Agriculture
      (grantor is also trustee)                                     in the name of a public
   b. So-called trust account   The actual owner(1)                 entity (such as a State or
      that is not a legal or                                        local government, school
      valid trust under State                                       district, or prison) that
      law                                                           receives agricultural
                                                                    program payments
8. Sole proprietorship account  The owner(4)
--------------------------------------------------------------  --------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt form tax under Section 501(a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under Section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in
  Section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.

  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

- Payments described in Section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.